                                                                    EXHIBIT 99.3

                             LETTER OF TRANSMITTAL

                                   TO TENDER
              UNREGISTERED 13% SENIOR DISCOUNT DEBENTURES DUE 2009

                                       OF

                               MEDIQ INCORPORATED

    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED               , 1998

--------------------------------------------------------------------------------
    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
   CITY TIME, ON               , 1998 (THE "EXPIRATION DATE"), UNLESS THE
   EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                          UNITED STATES TRUST COMPANY
                                  OF NEW YORK

  BY OVERNIGHT COURIER AND       BY HAND UP TO 4:30 PM:      BY REGISTERED OR CERTIFIED MAIL:
  BY HAND AFTER 4:30 PM ON
 THE EXPIRATION DATE ONLY:
United States Trust Company   United States Trust Company      United States Trust Company
        of New York                   of New York                      of New York
  770 Broadway, 13th Floor            111 Broadway                     P.O. Box 844
  New York, New York 10003            Lower Level                     Cooper Station
   Attn: Corporate Trust        New York, New York 10006      New York, New York 10276-0844
          Services               Attn: Corporate Trust        Attn: Corporate Trust Services
                                        Services
                               Telephone: (800) 548-6565
                               Facsimile: (212) 780-0592
                                     (212) 420-6211

    (Originals of all documents sent by facsimile should be sent promptly by registered
       or certified mail, hand delivery, or overnight delivery service.)

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF
      INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

IF YOU WISH TO EXCHANGE UNREGISTERED 13% SENIOR DISCOUNT DEBENTURES DUE 2009
  FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF REGISTERED 13%
    SENIOR DISCOUNT DEBENTURES DUE 2009 PURSUANT TO THE EXCHANGE OFFER,
      YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) SUCH UNREGISTERED NOTES
              TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                          SIGNATURES MUST BE PROVIDED

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

-------------------------------------------------------------------------------------------
                             DESCRIPTION OF TENDERED DEBENTURES
-------------------------------------------------------------------------------------------
                                                            CERTIFICATE    PRINCIPAL AMOUNT
     NAMES(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)         NUMBER(S)      AT MATURITY OF
 AS THEY APPEAR ON THE UNREGISTERED 13% SENIOR DISCOUNT    OF DEBENTURES      DEBENTURES
     DEBENTURES DUE 2009 (PLEASE FILL IN, IF BLANK)           TENDERED         TENDERED
--------------------------------------------------------------------------------------------

                                                           ---------------------------------

                                                           ---------------------------------

                                                           ---------------------------------

                                                           ---------------------------------

                                                           ---------------------------------

                                                           ---------------------------------

                                                           ---------------------------------
                                                               TOTAL
                                                             PRINCIPAL
                                                             AMOUNT AT
                                                            MATURITY OF
                                                             DEBENTURES
                                                              TENDERED

--------------------------------------------------------------------------------------------

Ladies and Gentlemen:

    1. The undersigned hereby tenders to MEDIQ Incorporated, a Delaware corporation (the "Company"), the 13% Senior Discount Debentures due 2009 (the "Old Debentures") described above pursuant to the Company's offer of $1,000 principal amount at maturity of 13% Senior Discount Debentures due 2009 (the "New Debentures"), in exchange for each $1,000 principal amount at maturity of the Old Debentures, upon the terms and subject to the conditions contained in
the Prospectus dated            , 1998 (the "Prospectus"), receipt of which is
hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

    2. The undersigned hereby represents and warrants that it has full authority to tender the Old Debentures described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or appropriate to complete the tender of Old Debentures.

    3. The undersigned understands that the tender of the Old Debentures pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:

        (i) the New Debentures acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder of the Old Debentures;

        (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Debentures or Old Debentures within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

        (iii) neither the undersigned nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company, or if it is an affiliate, the undersigned or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

        (iv) if the undersigned or such other person is not a broker-dealer, neither the undersigned nor any such other person is engaged in or intends to engage in the distribution of such New Debentures; and

        (v) if the undersigned or such other person is a broker-dealer, the undersigned or such other person will receive New Debentures for its own account in exchange for Old Debentures that were acquired as the result of market making activities or other trading activities.

    5. The undersigned may, IF, AND ONLY IF, UNABLE TO MAKE ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ITEM 4 ABOVE, elect to have its Old Debentures registered in the shelf registration described in the Registration Rights Agreement, dated May 21, 1998, among the Company, MEDIQ/PRN Life Support Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("MEDIQ/PRN"), certain guarantors of obligations under the 11% Senior Subordinated Notes due 2008 of MEDIQ/PRN (the "Guarantors") and the initial purchasers of the Old Debentures (the "Registration Rights Agreement;" all capitalized terms used in this Item 5, unless otherwise defined herein, shall have the meanings given them in the Registration Rights Agreement), a conformed copy of which has been filed as an exhibit to the Registration Statement of which the Prospectus constitutes a part. Such election may be made by checking the box under "Special Registration Instructions." By making such election, the undersigned agrees, as a holder of Transfer Restricted Securities participating in a shelf registration, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the New Debentures) to which the Company, MEDIQ/PRN, any Guarantor or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a shelf registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact or necessary to make the statement therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the undersigned and furnished to the Company by or on behalf of the undersigned specifically for inclusion therein. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Registration Rights Agreement.

    6. If the undersigned is a broker-dealer that will receive New Debentures for its own account in exchange for Old Debentures that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Debentures; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Debentures held for its own account were not acquired as a result of market-making or other trading activities, such Old Debentures cannot be exchanged pursuant to the Exchange Offer.

    7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

    8. Unless otherwise indicated herein under "Special Delivery Instructions," the certificates for the New Debentures will be issued in the name of the undersigned.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 1)

    To be completed ONLY IF the New Debentures are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

        Mail / /  Issue / /  (Check appropriate boxes) certificates to:

Name: __________________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________

                                         _______________________________________

                                         _______________________________________

                              (Including Zip Code)

                       SPECIAL REGISTRATION INSTRUCTIONS

                                  (SEE ITEM 5)

    To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Old Debentures in the shelf registration described in the Registration Rights Agreement, and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in the Registration Rights Agreement and summarized in
Item 5 above.

    / / By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in Item 4 above, (ii) elects to have its Old Debentures registered pursuant to the shelf registration described in the Registration Rights Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, the Registration Rights Agreement and summarized in Item 5 above.

                       SPECIAL BROKER-DEALER INSTRUCTIONS
                                  (SEE ITEM 6)

    / / Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

Name: __________________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________

                                         _______________________________________

                                         _______________________________________

                              (Including Zip Code)

                                   SIGNATURE

    To be completed by all exchanging debentureholders. Must be signed by the registered holder exactly as such holder's name appears on the Old Debentures. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth such person's full title. See Instruction 3.

X ______________________________________________________________________________

X ______________________________________________________________________________
          Signature(s) of Registered Holder(s) or Authorized Signature

Dated: _________________________________________________________________________

Name(s): _______________________________________________________________________

________________________________________________________________________________
                             (Please Type or Print)

Capacity: ______________________________________________________________________

Address: _______________________________________________________________________

                                         _______________________________________

                                         _______________________________________
                              (Including Zip Code)

Area Code and Telephone No.: ___________________________________________________

               SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

        CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION

________________________________________________________________________________
             (Name of Eligible Institution Guaranteeing Signatures)

________________________________________________________________________________
  (Address (including zip code) and Telephone Number (including area code) of
                                     Firm)

________________________________________________________________________________
                             (Authorized Signature)

________________________________________________________________________________
                                 (Printed Name)

________________________________________________________________________________
                                    (Title)

Dated: _________________________________________________________________________

                      PLEASE READ THE INSTRUCTIONS BELOW,
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

    1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Old Debentures described above are tendered for the account of an Eligible Institution.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD DEBENTURES. The Old Debentures, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

    THE METHOD OF DELIVERY OF OLD DEBENTURES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD DEBENTURES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Debentures, such Old Debentures must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Debentures.

    If this Letter of Transmittal or any Old Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

    4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Debentures will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all Old Debentures not properly tendered or any Old Debentures the Company's acceptance of which would, in the opinion of counsel for the company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Debentures must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Debentures will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Debentures received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.